UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2022

Avient Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-16091	34-1730488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Avient Center 33587 Walker Road Avon Lake, Ohio	44012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 930-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $.01 per share	AVNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Avient Corporation, an Ohio corporation (the “Company”), is furnishing as Exhibit 99.1 certain information concerning the Company derived from a confidential preliminary offering memorandum that is being disseminated to potential investors in connection with the proposed offering described in Item 8.01 below. The supplemental information included in the preliminary offering memorandum, certain of which has been previously reported, is set forth in Exhibit 99.1 and incorporated herein by reference. There can be no assurance that the offering will be completed as described in the confidential preliminary offering memorandum or at all.

The information set forth in and incorporated into this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933 (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 8.01.	Other Events.

On July 26, 2022, the Company announced the commencement of a private offering of $725 million aggregate principal amount of senior notes due 2030 (the “Notes”) in an offering exempt from the registration requirements of the Securities Act. Pursuant to Rule 135c of the Securities Act, the Company is filing herewith the press release issued on July 26, 2022 as Exhibit 99.2.

The Notes have not been registered, and the Company does not plan to register the Notes, under the Securities Act or the securities laws of any jurisdiction. Unless they are registered, the Notes may be offered only in transactions that are exempt from registration under the Securities Act or the securities laws of any jurisdiction.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of the Notes or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction absent an applicable exemption from the registration or qualification requirements. Any offer, solicitation to buy, if at all, will be made only by means of the confidential preliminary offering memorandum.

Item 9.01.	Financial Statements and Exhibits.

d)	Exhibits.

Exhibit Number	Description

99.1	Excerpts from preliminary offering memorandum.

99.2	Press release issued July 26, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIENT CORPORATION

By:	/s/ Lisa K. Kunkle
Name:	Lisa K. Kunkle
Title:	Senior Vice President, General Counsel and Secretary

Date: July 26, 2022